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Exhibit 10.28

ALCOHOLIC BEVERAGE ASSETS SALE AGREEMENT

DATED AS OF OCTOBER                        , 2007

BY AND BETWEEN

MIYAKE FOODS, INC.
A CALIFORNIA CORPORATION
AS "SELLER"

AND

UWINK CALIFORNIA, INC.
A DELAWARE CORPORATION
AS "BUYER"

ALCOHOLIC BEVERAGE ASSETS SALE AGREEMENT

        This ALCOHOLIC BEVERAGE ASSETS SALE AGREEMENT ("Agreement") is made and entered into on October                        , 2007 ("Effective Date"), between MIYAKE FOODS, INC., a California corporation ("Seller"), and UWINK CALIFORNIA, INC., a Delaware corporation ("Buyer").

RECITALS:

        Seller is the owner of the ABC License (defined below) in connection with the operation of a restaurant known as "California Steakhouse" (the "Business") located at 401 Castro Street in Mountain View, California (the "Premises"). Pursuant to the terms of a separate Assets Agreement (defined below) of even date, Seller is selling and transferring to Buyer certain assets of the Business through the separate Assets Escrow Holder. Seller also desires to assist Buyer in obtaining a Temporary Permit (defined below). The parties hereby memorialize their agreement regarding the terms of sale and transfer of the ABC License from Seller to Buyer.

AGREEMENT:

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.     Definitions.    In addition to capitalized terms which are defined elsewhere in this Agreement, the following capitalized terms when used in this Agreement shall have the meanings set forth in this Section 1:

          a.     "ABC" means the California Department of Alcoholic Beverage Control.

          b.     "ABC Escrow" means the escrow being handled by the ABC Escrow Holder for the sale and transfer of the ABC License in accordance with this Agreement

          c.     "ABC Escrow Holder" means Heritage Bank of Commerce located in San Jose, California (contact: Chloe Flowers, Senior Vice President).

          d.     "ABC License" means, collectively, the general on-sale license no. 47-407504 issued by the ABC to Seller permitting Seller to serve alcoholic beverages and engage in related services at the Premises in operating the Business.

          e.     "Applicable Law" means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

          f.      "Assets Agreement" means that certain Purchase and Sale Agreement of even date herewith by and between Buyer and Seller pertaining to the sale and transfer from Seller to Buyer of certain assets of the Business.

          g.     "Assets Escrow" means the separate escrow being handled by the Assets Escrow Holder for the purchase and sale of the Assets as defined in the Assets Agreement.

          h.     "Assets Escrow Holder" means Heritage Bank of Commerce located in San Jose, California (contact: Chloe Flowers, Senior Vice President).

          i.      "Bill of Sale" means any instrument transferring to Buyer any ownership in personal property.

          j.      "Business Day" means any day other than Saturday, Sunday or any federal or State of California legal holiday.

          k.     "Closing" is defined in Section 8.a. of this Agreement.

          l.      "Closing Date" is defined in Section 8.a. of this Agreement.

          m.    "Governmental Authority" means any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

          n.     "Liquor License Law" means the Applicable Law that specifically governs the transfer of liquor licenses, which is codified in Division 9 (Section 23000, et. seq.) of California Business and Professions Code.

          o.     "Provisional Remedies" mean any form of interim relief, including, without limitation, requests for temporary restraining orders, preliminary injunctions, writs of attachment, appointment of a receiver, for claim and delivery, or any other orders which a court may issue when deemed necessary in its sole discretion to preserve the status quo or prevent irreparable injury, including the claim of either party for injunctive relief to preserve the status quo.

          p.     "Sublease Commencement Date" is defined in Section 2(a) of the Sublease, a definition which the parties hereby incorporate herein by reference.

          q.     "Temporary Permit" means the requisite authorization issued to Buyer by the ABC permitting Buyer to continue selling wine, beer and alcoholic beverages at the Premises pending the final transfer of the ABC License.

        2.     Purchase and Sale.    Subject to the terms and provisions set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Seller, all of Seller's right, title and interest in and to the ABC License. The parties acknowledge and agree that Buyer is not acquiring Seller's inventory of wine, beer or alcoholic beverages or any of the tangible assets of the Business which Seller has used for the sale and service of alcoholic beverages.

        3.     No Assumption of Liabilities.    Buyer is purchasing the ABC License free and clear of all restrictions on or conditions to transfer or assignment except those restrictions on transfer or assignment that are imposed generally by Applicable Law and not as a result of any act or omission by Seller, and free and clear of all mortgages, leases, liens, charges, encumbrances, liabilities, obligations and debts, known and unknown, whether absolute, contingent, accrued or otherwise.

        4.     Total Purchase Price.    The total purchase price to be paid by Buyer through the ABC Escrow Holder for the ABC License is $12,000.00 (the "Purchase Price"). Buyer and Seller acknowledge that the Purchase Price represents the fair market value of the ABC License determined pursuant to arm's length negotiation.

        5.     Payment of Purchase Price.    Upon mutual execution of this Agreement, Buyer shall deposit the sum of $12,000.00, representing the Purchase Price, in the form of a cashier's check, payable to Seller, with the ABC Escrow Holder. The ABC Escrow Holder shall deposit the Purchase Price into an interest-bearing account and credit all interest to Buyer's account.

        6.     Deliveries to Buyer.    Simultaneously with the execution hereof, Seller shall deliver to the ABC Escrow Holder a true, correct and complete copy of each of the following documents executed in accordance with Applicable Law: (i) ABC 211A, License Transfer Request; (ii) ABC 227, Notice of Intended Transfer; (iii) each and every ABC 257 form, Diagram of Licensed Premises, which Seller has filed with the ABC in connection with the ABC License; and (iv) any additional documents which may reasonably be necessary to accomplish the sale and transfer of the ABC License to Buyer and the issuance of a Temporary Permit to Buyer.

        7.     Conditions Precedent to Performance.

          a.     Buyer's obligation to purchase the ABC License under this Agreement is subject to satisfaction, on or before the Closing Date, of all the following conditions, unless waived by Buyer:

            (i)    The ABC shall approve the transfer of the ABC License to Buyer;

            (ii)   The Assets Escrow shall have closed resulting in the sale and transfer of the Assets (as defined in the Assets Agreement) by Seller to Buyer in accordance with the terms of the Assets Agreement whereby, among other things, Buyer shall have the right to occupy the Premises under a Sublease (as defined in the Assets Agreement) by and between Seller and Buyer.

            (iii)  No action, suit or proceeding before any Governmental Authority pertaining to the ABC License shall be instituted or threatened on or before the Closing Date.

            (iv)  Seller shall perform, satisfy and comply with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date, including, without limitation, depositing the original ABC License with the ABC Escrow Holder and executing and delivering to the ABC Escrow Holder all of the documents which may reasonably be necessary to accomplish the sale and transfer of the ABC License to Buyer and the issuance of a Temporary Permit to Buyer.

            (v)   All representations and warranties made by Seller in this Agreement shall be true and correct on and as of the Closing Date as though made on that date.

            (vi)  The execution and delivery of this Agreement by Seller, and the performance of Seller's obligations hereunder, shall have been duly authorized by all necessary corporate action.

          b.     Seller's obligation to sell and transfer the ABC License under this Agreement is subject to satisfaction, on or before the Closing Date, of all the following conditions, unless waived by Buyer:

            (i)    All representations and warranties made by Buyer in this Agreement shall be true and correct on and as of the Closing Date as though made on that date.

            (ii)   Buyer shall submit an application to the ABC for issuance of a Temporary Permit.

            (iii)  Buyer shall submit an application for the transfer of the ABC Licenses as soon as reasonably practicable following the delivery to the ABC of the Notice of Intended Transfer by Seller or the ABC Escrow Holder.

            (iv)  Buyer shall execute and deliver to the ABC Escrow Holder all documents which may reasonably be necessary to accomplish the sale and transfer of the ABC License to Buyer.

            (v)   Buyer shall perform, satisfy and comply with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

            (vi)  The execution and delivery of this Agreement by Buyer, and the performance of Buyer's obligations hereunder, shall have been duly authorized by all necessary corporate action.

        8.     ABC Escrow; Closing.

          a.     Within two (2) Business Days of the execution of this Agreement, Buyer and Seller shall open an escrow (the "ABC Escrow") with the ABC Escrow Holder and shall execute any additional instructions that are reasonably necessary to reflect and implement, and are not inconsistent with, the terms of this Agreement. Within three (3) Business Days of the execution of this Agreement, Buyer and Seller shall execute an application for transfer of the ABC License from Seller to Buyer and issuance of the Temporary Permit. Provided all conditions precedent are satisfied, the closing of the purchase and sale of the ABC License described in this Agreement (the "Closing") shall take place on the date (the "Closing Date") as prescribed by Applicable Law and, in any event, when: (i) the ABC Escrow Holder is in a position to perform all acts described in Section 12 below; and (ii) neither Buyer nor Seller shall have notified Escrow Holder that the other party is in default hereunder.

          b.     At least two (2) Business Days before the Closing Date, Buyer shall pay to the ABC Escrow Holder an estimate of Buyer's share of the expenses of the Closing set forth in Section 10.a. below after crediting to Buyer any interest earned on the Purchase Price.

          c.     At the Closing, the ABC Escrow Holder shall disburse the funds deposited with the ABC Escrow Holder by Buyer on the account of the Purchase Price as follows:

            (i)    Deduct all items chargeable to the account of Seller, including the expenses of Seller set forth in Section 10.b. below;

            (ii)   Pay the claims of Seller's creditors in accordance with Section 12.b. below and in accordance with Applicable Law; and

            (iii)  Disburse the balance of the Purchase Price to Seller.

          d.     At the Closing, the ABC Escrow Holder shall deliver to Buyer a Bill of Sale and original of the ABC License.

        9.     Termination.

          a.     Within 90 days of the execution of this Agreement, Buyer shall have the absolute right to terminate this Agreement without cause by giving written notice of termination to Seller and to the ABC Escrow Holder. In the event Buyer terminates this Agreement for any reason other than (1) the failure of the condition precedent set forth in Sections 10(a)(i) or 10(a)(ii) of the Assets Agreement, (2) a default on the part of Seller under this Agreement or the Assets Agreement (including the failure of Buyer's conditions precedent due to Seller's action or inaction under this Agreement or the Assets Agreement), (3) or because the City of Mountain View refuses to issue Buyer a building permit after Buyer's commercially reasonable efforts, the Assets Escrow Holder is instructed to pay to Seller the Deposit out of the escrow and to bill Buyer for such escrow fees and/or cancellation fees as are applicable. If this Agreement is terminated by Buyer before the Closing Date because of a claim of a default on the part of Seller under this Agreement or the Assets Agreement (including the failure of Buyer's conditions precedent due to Seller's action or inaction) or because of a refusal by the City of Mountain View, the ABC Escrow Holder shall hold the Deposit until it receives mutual escrow instructions from Buyer and Seller or an appropriate Order from a judge or arbitrator. If this Agreement is terminated by Buyer before the Closing date as a result of a failure of a condition precedent set forth in Section 10(a)(i) or 10(a)(ii) of the Assets Agreement, the ABC Escrow Holder shall refund the full balance of the Deposit to Buyer (less Buyer's portion of applicable escrow and/or cancellation fees).

          b.     If this Agreement terminates for any reason other than those set forth in subsection (a) above, the Assets Escrow Holder is instructed to pay to Seller the sum of $12,000 out of the escrow, and bill Buyer for such escrow fees and/or cancellation fees as are applicable.

        10.   Prorations and Transaction Costs.    The parties instruct the ABC Escrow Holder to adjust the Purchase Price in accordance with this Section, with the understanding that the ABC Escrow Holder is not responsible for any prorations, fees, taxes or other transaction costs attributable to the transfer of the Assets under the Assets Agreement:

          a.     Buyer shall bear (i) any sales tax arising out of the sale and transfer of the ABC License prorated to the Closing Date; (ii) the fees and expenses of its own attorneys, accountants and consultants; (iii) all fees imposed by the ABC for issuance of the Temporary Permit and transfer of the ABC License; and (iv) 1/2 of the fees and expenses for the ABC Escrow Holder and any other fees, taxes or expenses required to be paid not otherwise specified in this Section in order to complete the transaction contemplated by this Agreement.

          b.     Seller shall bear (i) the fees and expenses of its own attorneys, accountants and consultants; and (ii) 1/2 of the fees and expenses for the ABC Escrow Holder and any other fees, taxes or expenses required to be paid not otherwise specified in order to complete the transaction contemplated by this Agreement.

          c.     The ABC Escrow Holder shall prorate between Seller and Buyer any personal property taxes imposed by any Governmental Authority with respect to the ABC License. If the amount of the personal property taxes and assessments is not ascertainable on the Closing Date, the ABC Escrow Holder shall base the proration according to the tax rates set forth in the most recent tax bill.

        11.   Cancellation Charge.    Seller and Buyer acknowledge and agree that ABC Escrow Holder will impose a cancellation charge of $                                    ("Cancellation Charge") if the Closing does not occur for any reason. In addition to the transaction costs identified in this Agreement, the ABC Escrow Holder is hereby instructed to charge (i) Seller with the entire Cancellation Charge if Buyer cancels the ABC Escrow by written instructions to the ABC Escrow Holder based upon Seller's failure to comply with its material obligations under this Agreement ("Seller Default"); and (ii) to charge Buyer with the entire Cancellation Charge if this escrow is cancelled for any other reason.

        12.   ABC Escrow Holder's Duties.    In addition to all other duties imposed by Applicable Law, the ABC Escrow Holder shall expeditiously perform the following duties to facilitate the transfer of the ABC License from Seller to Buyer and use its best efforts to enable the Closing to occur as soon as possible:

          a.     The ABC Escrow Holder shall prepare and record all notices to comply with the requirements of Applicable Law or inform the parties of their duties to prepare and record notices if Applicable Law requires that Seller or Buyer do so instead of the ABC Escrow Holder.

          b.     After the requirements of Section 24049 of the California Business and Professions Code are satisfied, the ABC Escrow Holder shall pay from the Purchase Price deposited by Buyer those claims of Seller's bona fide creditors who have timely filed claims with the ABC Escrow Holder before the ABC Escrow Holder receives notice of the ABC's approval of the transfer of the ABC License from Seller to Buyer. If the Purchase Price deposited by Buyer is insufficient to pay in full all of the claims of Seller's bona fide creditors, the parties hereby instruct the ABC Escrow Holder to distribute the funds on deposit in accordance with the priority rules of Applicable Law, which are as follows:

            (i)    First, to the United States for claims based upon income or withholding taxes, and thereafter for claims based upon any tax other than the taxes specified in Section 24049 of the California Business and Professions Code;

            (ii)   Second, to the payment of claims for wages, salaries, or fringe benefits of Seller's employees earned or accruing before the sale or transfer described in this Agreement or the opening of the ABC Escrow;

            (iii)  Third, to the payment of claims of secured creditors to the extent of the proceeds which arise from the sale of their securities;

            (iv)  Fourth, to the payment of claims on mechanic's liens;

            (v)   Fifth, to the payment of claims for goods sold and delivered to Seller for resale at the Premises and the payment of claims for services rendered, performed, or supplied in connection with the operation of the Business, and to the payment of claims of a landlord, to the extent of proceeds on past due rent;

            (vi)  Sixth, to the payment of other claims that have been reduced to court ordered judgments, including claims for court ordered support of a minor child; and

            (vii) Seventh, to the payment of all other claims.

          c.     The ABC Escrow Holder is further directed that, if Seller disputes any claim filed with the ABC Escrow Holder before the ABC Escrow Holder is notified by the ABC of its approval of the transfer of the ABC License to Buyer, the ABC Escrow Holder shall notify the claimant and the amount or prorated amount otherwise payable on the claim pursuant to this Section shall be retained by the ABC Escrow Holder for a period of twenty-five (25) days from the time such payment would otherwise be made and, if during that period the funds are not attached, the ABC Escrow Holder shall pay them to Seller.

          d.     The ABC Escrow Holder shall make the payments and distributions described in this Section reasonably promptly after the Closing.

        13.   Denial of Transfer.    If the application for transfer of the ABC License to Buyer is finally denied for any reason after due prosecution and exhaustion of all appropriate administrative remedies, then this Agreement shall terminate and the ABC Escrow shall be deemed cancelled and the Purchase Price shall be refunded to Buyer subject to the provisions of this Agreement. Termination of this Agreement and cancellation of the ABC License shall not prevent or bar either party from maintaining an action against the other to recover damages for the breach of any warranty, covenant or agreement by the party where the breach is the proximate cause for denial of the application for transfer of the ABC License.

        14.   LIQUIDATED DAMAGES.    IN THE EVENT ESCROW DOES NOT CLOSE FOR ANY REASON WHATSOEVER (OTHER THAN IN CONNECTION WITH A BREACH OR DEFAULT BY SELLER AND/OR ANY OTHER CIRCUMSTANCE UNDER OR RELATING TO THIS AGREEMENT IN WHICH THIS AGREEMENT PROVIDES THAT BUYER IS ENTITLED TO A REFUND OF SOME OR ALL OF THE DEPOSIT), THEN THE DEPOSIT DESCRIBED IN THIS AGREEMENT, INCLUDING ANY INTEREST EARNED THEREON, SHALL BE RETAINED BY SELLER AS LIQUIDATED AND AGREED-UPON DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE MUTUALLY DISCUSSED THE IMPRACTICABILITY AND EXTREME DIFFICULTY OF FIXING THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF DEFAULT BY BUYER AND THAT AS A RESULT OF SUCH DISCUSSION, THE PARTIES AGREE THAT SAID SUM REPRESENTS A REASONABLE ESTIMATE OF THE ACTUAL DAMAGES WHICH SELLER WOULD INCUR IN THE CASE OF DEFAULT BY BUYER. BUYER FURTHER STIPULATES AND AGREES THAT THIS PROVISION IS NOT UNREASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT IS EXECUTED, AND IN SO STIPULATING, BUYER ACKNOWLEDGES THAT IT IS HEREBY WAIVING ANY RIGHT TO CONTEST OR INVALIDATE THIS PROVISION PURSUANT TO ANY PROVISION OF LAW. BY SIGNING ON THE SPACES WHICH FOLLOW, SELLER AND BUYER SPECIFICALLY AND EXPRESSLY AGREE TO ABIDE BY THE TERMS AND PROVISIONS OF THIS SECTION 14 CONCERNING LIQUIDATED DAMAGES. IN PLACING THEIR INITIALS IN THE SPACES

PROVIDED BELOW, THE PARTIES CONFIRM THAT THEY HAVE READ, UNDERSTAND AND AGREE TO THIS PROVISION.

SELLER INITIALS:	BUYER INITIALS:

        15.   Representations and Warranties of Seller.    Seller represents and warrants to Buyer based upon the actual knowledge of Seller's shareholders that:

          a.     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all necessary corporate powers to own the ABC License and operate the Business as now owned and operated by it.

          b.     Seller is the sole owner of, and has good and marketable title in and to, the ABC License. On the Closing Date, the ABC License shall be free and clear of restrictions on or conditions to transfer or assignment (except those restrictions on transfer or assignment that are imposed generally by Applicable Law and not as a result of any act or omission by Seller), and free and clear of all mortgages, leases, liens, charges, encumbrances, liabilities, obligations and debts, known and unknown, whether absolute, contingent, accrued or otherwise.

          c.     Seller is operating the Business in compliance with Applicable Law. There is no pending or threatened suit, action, arbitration or legal, administrative or other proceeding against or affecting Seller or the ABC License. Seller is not in default with respect to any order, writ, injunction or decree of any Governmental Authority.

          d.     The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or the lapse of time, or both, would be a default, breach or violation of the articles of incorporation or bylaws of Seller or any lease, license or other agreement, instrument or arrangement to which Seller is a party or by which Seller or the ABC License are bound; or (ii) the creation or imposition of any lien, charge or encumbrance on any of the ABC License.

          e.     Seller has the right, power and authority to enter into and perform its obligations under this Agreement, and, except for the approval of the ABC, no approvals or consents of any person are necessary in connection therewith. The execution and delivery of this Agreement and performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller.

          f.      Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of the ABC License, (iv) suffered the attachment or other judicial seizure of the ABC License, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to Seller's creditors generally.

          g.     Seller is not in violation of Applicable Law with respect to the ABC License and is not aware of any reason why the ABC should deny the application for transfer of the ABC License from Seller to Buyer or the issuance of a Temporary Permit.

          h.     Seller is not indebted for taxes or other liabilities listed in California Business and Professions Code Paragraph 24049 in an aggregate amount exceeding the Purchase Price.

          i.      Before the Closing, Seller shall provide Buyer with all information and materials concerning the Business of ABC License that Buyer may need in order to respond to requests for information from the ABC License from Seller to Buyer or the issuance of a Temporary Permit.

          j.      None of the representations and warranties made by Seller contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

        16.   Representations and Warranties of Buyer.    Buyer hereby represents and warrants to Seller that:

          a.     Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized.

          b.     Buyer has the right, power and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any person are necessary in connection therewith.

          c.     To Buyer's knowledge, no Governmental Authority has convicted or accused Buyer of violating Applicable Law with respect to the issuance of an ABC License and Buyer is not aware of any reason why the ABC should deny the application for transfer of the ABC License from Seller to Buyer or the issuance of a Temporary Permit.

          d.     Buyer has never been convicted of a felony.

          e.     None of the representations and warranties made by Buyer contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

        17.   No Representations.    Buyer represents to Seller that Buyer is not purchasing the ABC License as a result of any representations made by Seller or by any agent of Seller that are not incorporated into this Agreement. Buyer hereby expressly waives any and all claims for damages or for rescission or cancellation of this Agreement due to any representations made by Seller or any agent of Seller other than the representations contained in this Agreement.

        18.   Dispute Resolution.

          a.     Except for an action seeking Provisional Remedies, which the parties agree shall brought in the Superior Court of California for the County of Santa Clara unless the subject matter of the dispute arises exclusively under federal law, in which event the dispute shall be submitted to the United States District Court for the Northern District of California, the parties agree to submit all other disputes arising under this Agreement to binding arbitration conducted in accordance with the Commercial Arbitration Rules of JAMS. The rights of discovery shall be pursuant to the California Code of Civil Procedure. The venue for any arbitration shall be in San Jose, California. Judgment on any arbitration award may be entered in any court having jurisdiction.

          b.     If Buyer or Seller brings any legal action or seeks arbitration regarding any provision of this Agreement, the prevailing party in the litigation or arbitration shall be entitled to recover its reasonable attorneys' fees from the other party in addition to any other relief that may be granted.

          c.     Buyer and Seller each represent that it was represented by an attorney in the negotiation and execution of this Agreement.

        19.   Miscellaneous.

          a.     This Agreement, together with the attachments and provisions incorporated by reference, constitutes the entire agreement between Buyer and Seller concerning their rights and obligations with respect to the sale and transfer of the ABC License and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both Buyer and Seller. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless the scope of the waiver is set forth in a writing which is executed by the party making the waiver.

          b.     This Agreement shall not be amended or modified at any time with respect to any provision except in writing executed by Buyer and Seller.

          c.     Any notice required or permitted to be given under this Agreement shall be written, and may be given by personal delivery or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt in the case of personal delivery, or four (4) Business Days after the day the writing is deposited in the United States mail, addressed to the party in accordance with this Agreement and sent in the manner required by this Agreement. Mailed notices shall be addressed to Buyer and Seller as set forth in Exhibit A, but each party may change address by written notice in accordance with this Section.

          d.     Neither Buyer nor Seller shall assign its rights or obligations under this Agreement without the prior written consent of the other.

          e.     This Agreement shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Buyer and Seller.

          f.      This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          g.     All representations, warranties, covenants and agreements shall survive the Closing.

          h.     Buyer and Seller each agree to perform any further acts, and to execute and deliver any documents or instruments, which may reasonably be necessary to carry out the intention of this Agreement.

          i.      This Agreement may be executed in one or more counterparts and when executed by each of the parties signatory hereto, said counterparts shall constitute a single valid instrument.

Remainder of page intentionally left blank.

Signatures on following page.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

"Seller" MIYAKE FOODS, INC. a California corporation	"Buyer" UWINK CALIFORNIA, INC. a Delaware corporation

By: Its Authorized Representative	By: Its Authorized Representative

SIGNATURE PAGE TO ALCOHOLIC BEVERAGE ASSETS SALE AGREEMENT

EXHIBITS

Exhibit A — Address for Notices

Exhibit A
Address for Notices

To Buyer	To Seller
UWink California, Inc. 16106 Hart Street Van Nuys, California 91406-3903 Attention Mr. Peter Wilkniss Telephone: 818/909-6030 Fax: (818) 909-6070 e-mail: peter.wilkniss@uwink.com	Yukio Iwamoto Miyake Foods, Inc. 140 University Ave. Palo Alto, CA 94301

With a copy to	With a copy to
Rochelle B. Spandorf, Esq. Sonnenschein Nath & Rosenthal LLP 601 South Figueroa Street, Suite 2500 Los Angeles, CA 90017	Stephen D. Pahl Pahl & McCay 225 West Santa Clara Street, Suite 1500 San Jose, California 95113

ESCROW HOLDER ACKNOWLEDGMENT

        The undersigned, on behalf of HERITAGE BANK OF COMMERCE, hereby acknowledges receipt of that certain Alcoholic Beverage Assets Sale Agreement dated as of                                     , 2007, by and between MIYAKE FOODS, INC., a California corporation ("Seller") and UWINK CALIFORNIA, INC., a Delaware corporation ("Buyer"), and agrees to act as the ABC Escrow Holder in accordance with the terms thereof.

Date:	, 2007
"Escrow Holder":

HERITAGE BANK OF COMMERCE

By:

Print Name and Title

ESCROW ACKNOWLEDGEMENT TO ALCOHOLIC BEVERAGE ASSETS SALE AGREEMENT

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  Exhibit 10.28
ALCOHOLIC BEVERAGE ASSETS SALE AGREEMENT
ALCOHOLIC BEVERAGE ASSETS SALE AGREEMENT
EXHIBITS
ESCROW HOLDER ACKNOWLEDGMENT